Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

Ashford Hospitality Trust ANNOUNCES CLOSING

OF CORPORATE FINANCING

DALLAS, January 15, 2021 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today announced that the Company has closed on the previously announced strategic financing from funds managed by Oaktree Capital Management, L.P. (“Oaktree”). The Company drew down $200 million on the financing at closing and has the option to draw down an additional $250 million, if needed. The optional additional drawdown has increased $100 million from the previously announced terms.

“We’re excited to announce the closing of this strategic financing with Oaktree and believe this partnership will be beneficial for the Company going forward,” commented J. Robison Hays, Ashford Trust’s President and Chief Executive Officer. “With this important financing now closed and vaccine distribution ramping up, we look forward to getting our hotels back to profitability and focusing on growth.”

The Company has provided additional information on this transaction in a Form 8-K filed with the Securities and Exchange Commission, which can be found in the Investor Relations section of the Company’s website at www.ahtreit.com.

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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

About Oaktree

Oaktree is a leader among global investment managers specializing in alternative investments, with $140 billion in assets under management as of September 30, 2020. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. The firm has over 1,000 employees and offices in 19 cities worldwide. For additional information, please visit Oaktree’s website at http://www.oaktreecapital.com/.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of the novel strain of coronavirus (COVID-19) on our business; the ability of the Company and the Company’s advisor, Ashford Inc., to continue as a going concern; the timing and outcome of the Securities and Exchange Commission’s investigation; our ability to meet the New York Stock Exchange continued listing standards; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; general volatility of the capital markets and the market price of our common stock and preferred stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.

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